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                                                                     Exhibit 5.1


                   [Letterhead of Kirkpatrick & Lockhart LLP]


Teledyne Technologies Incorporated
2049 Century Park East
Los Angeles, CA  90067-3101

                  RE:  Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to Teledyne Technologies Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the public offering of an aggregate of up to 4,715,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, including up to 615,000 Shares which the underwriters for whom Goldman, Sachs
& Co., Banc of America Securities LLC and A. G. Edwards & Sons, Inc. are acting as representatives will have an option to purchase from the Company solely for the purpose of covering over-allotments.

         We are familiar with the Registration Statement. We have reviewed the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

         On the basis of the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part thereof under the caption "Legal Matters."



                                                  Yours truly,

                                                  /s/ Kirkpatrick & Lockhart LLP